Exhibit 21.1

                        LIST OF SUBSIDIARIES

     All of the Company's subsidiaries are incorporated under the laws of the
State of Texas and operate under the name Oshman's unless otherwise indicated in parenthesis.

Oshman Sporting Goods Co., Alabama
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California (also operates as SuperSports USA) Oshman Sporting Goods Co., Connecticut
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii (operates as Honsport)
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Minnesota (operates as SuperSports USA)
Oshman Sporting Goods Co., Missouri (operates as SuperSports USA)
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey (operates as SuperSports USA)
Oshman Sporting Goods Co., New Mexico (also operates as SuperSports USA) Oshman Sporting Goods Co., New York
Oshman Sporting Goods Co., Ohio
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas (Delaware) (also operates as SuperSports USA) Oshman Sporting Goods Co., Washington
Oshman's Sporting Goods, Inc. - Services (Delaware)
Oshman Ski Skool, Inc.
J.S. Oshman and Co., Inc.
Oshitch Company
The Best of Oshitch, District of Columbia
Oshitch Company of Maryland, Inc.
Oshitch Company of Virginia, Inc.
Oshitch at Home, Inc.
URAFAN Corp. (operates as URAFAN Corp.)